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HEALTH MANAGEMENT SYSTEMS, INC.
401 Park Avenue South
New York, New York 10016
(212) 685-4545                                  [HEALTH MANAGEMENT SYSTEMS LOGO]
(212) 857-5004 (fax)                                                 Nasdaq:HMSY


                                 PRESS RELEASE



Release:    November 12, 2001

Contact:    Kathy L. Arendt, Corporate Secretary
            (212) 857-5486
            (212) 857-5973 (fax)
            E-Mail: invest@hmsy.com
            http://www.hmsy.com



         HEALTH MANAGEMENT SYSTEMS, INC. ANNOUNCES CHANGE OF FISCAL YEAR

New York, NY, November 12, 2001 - Health Management Systems, Inc. (Nasdaq:
HMSY), announced today that on October 30, 2001, the Board of Directors approved a change of the Company's fiscal year end to December 31 from October 31. The change will be retroactive to January 1, 2001, and therefore the Company will file a Form 10-K annual report for the twelve month period ended December 31, 2001. In addition, the Company will file by December 14, 2001 a Form 10-Q transition report covering the period of November 1, 2000 to December 31, 2000.

William F. Miller III, Chairman and Chief Executive Officer of Health Management Systems, Inc. commented: "The decision to adopt a calendar year is just another step in our overall strategic agenda. We continue to move ahead with our strategic plan, which we believe will ultimately serve to increase shareholder value. In that regard, by operating on a fiscal cycle more consistent with that of our peer group, the Company will be able to more effectively communicate with the capital markets and investment community at large."

HMSY furnishes proprietary information management, data processing and software services to healthcare providers and payors, including government health service agencies. The Company's offerings benefit its clients by enhancing revenue, accelerating cash flow, and reducing operating and administrative costs.